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                                BROWN & WOOD LLP

                             555 CALIFORNIA STREET
                          SAN FRANCISCO, CA 94104-1715
                            TELEPHONE: 415-778-1200
                            FACSIMILE: 415-397-4621


                                                               February 16, 2001


Ryder Funding II LP
3500 NW 82nd Avenue
Miami, Florida 33166

     Re:  Ryder Vehicle Lease Trust 2001-A
          REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-52660)

Dear Sirs:

         We hereby consent to reference to this form under the headings "Additional Legal Aspects of the Origination Trust and the SUBIs Insolvency-Related Matters" and "Legal Matters" in the Prospectus forming a part of the above reference Registration Statement, without implying or admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations thereunder, with respect to any part of the Registration Statement.



                                             Very truly yours,


                                             /s/ Brown & Wood LLP